FMI FUNDS, INC.
AMENDMENT TO THE CUSTODY AGREEMENT

THIS AMENDMENT dated as of this 21st day of December, 2007, to the Custody Agreement dated as of December 17, 2003, as amended March 23, 2006 (the "Agreement"), is entered into by and between FMI  Funds, Inc., a Wisconsin corporation (the "Corp") and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into a Custody Agreement; and

WHEREAS, the Corp and the Custodian desire to amend said Agreement;

WHEREAS, Article XIV Section 14.4 allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit C of the Agreement is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FMI FUNDS, INC.                                                                          U.S. BANK, N.A.

By:    /s/ Donald S. Wilson                                                           By:    /s/ Michael R. McVoy

Name:     Donald S. Wilson                                                           Name:    Michael R. McVoy

Title:       Vice President                                                                 Title:      Vice President

Exhibit C to the
FMI Funds, Inc.
Custody Agreement – Funds and Fees

                                                                       Name of Series                                                                                              Date Added
               FMI Focus Fund                                                                                            12/9/96
               FMI Large Cap Fund                                                                                     1/2/06

DOMESTIC CUSTODY SERVICES ANNUAL FEE SCHEDULE FMI Funds--Effective 01/01/08

Annual fee based upon market value:
♦ [__] % on assets ([__] basis points)
♦ Minimum annual fee $[__] per Fund
♦ CCO Support    $[__] per year

The Following Funds are covered under this Fee Schedule:
♦ FMI Focus Fund
♦ FMI Common Stock Fund
♦ FMI Large Cap Fund
♦ FMI Provident Trust Strategy Fund

Portfolio Transaction Fees
$[__] per US Bank repurchase agreement transaction
$[__] per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt
$[__] per portfolio transaction processed through our New York custodian definitive security (physical)
$[__] per principal paydown
$[__] per option/future contract written, exercised or expired
$[__] per Cedel/Euroclear transaction
$[__] per mutual fund trade
$[__] per Fed Wire
$[__] per margin variation Fed wire
$[__] per short sale
$[__] per segregated account per year

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

No charge for the initial conversion free receipt.

Overdrafts – charged to the account at prime interest rate plus 2.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.